UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):                 February 1, 2008
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 1, 2008, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release regarding AAM’s financial results for the three months and twelve months ended December 31, 2007.
A copy of the press release is furnished as Exhibit 99.1.
Item 7.01 Regulation FD
AAM’s debt capital structure:
•	Total capacity under existing credit facilities at year-end 2007 was approximately $1.6 billion.

•	Cash and availability under credit facilities at year-end 2007 was approximately $1.1 billion.
AAM’s sales and production outlook for the major light truck product programs it supports in North America for GM and Chrysler LLC:
Fourth quarter 2007 and full year 2007:
•	Fourth quarter 2007 program volumes were down approximately 4.5% as compared to the fourth quarter 2006.

•	Full year 2007 program volumes were down approximately 3.5% as compared to 2006.

•	AAM’s content-per-vehicle of $1,293 was up approximately 5% as compared to 2006.
First quarter 2008 and full year 2008:
•	Full year 2008 program volumes are expected to be down approximately 8% — 9% as compared to 2007.

•	First half 2008 program volumes are expected to be down approximately 15% as compared to 2007.

•	AAM’s content-per-vehicle in 2008 is expected to increase approximately 1%-2% as compared to 2007.

•	AAM expects full year sales in 2008 to approximate $3.0 — $3.1 billion.
AAM’s capital spending outlook:
•	AAM expects full year capital spending in 2008 to be approximately $190 — $200 million.
AAM’s new business backlog:
•	AAM’s new and incremental business backlog of $1.3 billion launches from 2008 — 2012.

•	AAM expects to launch approximately 60% of its new and incremental business backlog in the years 2008-2010 with 2009 and 2010 being heavier than 2008.

•	AAM is currently bidding on approximately $800 million of new business, most of which is non-GM business.

AAM’s free cash flow:
•	AAM defines free cash flow to be net cash provided by (or used in) operating activities less capital expenditures and dividends paid.

•	AAM paid approximately $131 million in 2007 to fund payments for special charges and non-recurring operating costs relating to attrition programs, asset impairments, the redeployment of machinery and equipment and other actions to rationalize underutilized capacity. These payments also include pension and other postretirement benefit curtailments and special termination benefits.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our current expectations regarding AAM’s special attrition program and other restructuring activities, sales and production outlook, earnings outlook, cash flow outlook, capital spending outlook and new business backlog, all of which are inherently uncertain and should be viewed with caution. Actual results and experience may differ materially due to many factors and risks that are described in the press release furnished as Exhibit 99.1 and discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.
The information contained in this Current Report shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Furnishing
99.1	Press release dated February 1, 2008	Furnished with this Report

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: February 1, 2008	By:	/s/ Michael K. Simonte
Michael K. Simonte
Group Vice President — Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press release dated February 1, 2008	7